Exhibit 99.3

DR. FRUCHT SYSTEMS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

DR. FRUCHT SYSTEMS LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2025

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of Dr. Frucht Systems Ltd.

Opinion

We have audited the financial statements of Dr. Frucht Systems Ltd. (the Company), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the two years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has incurred losses from operations, negative cash flows from operations, and an accumulated deficit, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

This is our first year serving as the Company’s auditor

June 11, 2026

Tel Aviv, Israel

DR. FRUCHT SYSTEMS LTD.

BALANCE SHEETS

(USD in thousands)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	5	59
Bank deposits	15	15
Trade receivable	108	-
Other receivable	13	13
	141	87

Non- current assets
Property and equipment, net	4	13
Total Assets	145	100

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of loans (Note 4)	33	79
Trade payables	8	28
Accrued compensation- related parties (Note 5)	400	297
Related party’s loans (Note 5)	364	208
Other payables	32	23
	837	635
Non- current liabilities
Loans from bank, fund and other net, of current maturities (Note 4)	154	90
Accrued severance	13	29
Total liabilities	1,004	754

COMMITMENTS AND CONTINGENCIES (Note 6)

Stockholders’ deficit (Note 7)
Common stock of NIS 1 par value each: 6,000 shares authorized as of December 31, 2025 and 2024; issued and outstanding 6,000 shares as of December 31, 2025 and 2024.	2	2
Other comprehensive loss	(87)	(1)
Accumulated deficit	(774)	(655)
Total Stockholders’ deficit	(859)	(654)
Total liabilities and stockholders’ deficit	145	100

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF COMPREHENSIVE LOSS

(USD in thousands)

	Year ended
	December 31
	2025	2024
Revenues (Note 8)	292	90

Research and development expenses (Note 9)	(262)	(118)
General and administrative expenses (Note 10)	(126)	(108)
Operating Loss	(96)	(136)
Financial expenses, net	(28)	(20)
Other income	5
Net Loss	(119)	(156)
Other comprehensive loss	(86)	(1)
Net loss and total comprehensive loss	(205)	(157)

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands)

	Number of Shares	Amount	Accumulated other comprehensive losses	Accumulated deficit	Total stockholders’ deficit

BALANCE AT DECEMBER 31, 2023	6,000	2	-	(499)	(497)
Comprehensive loss	-	-	(1)	-	(1)
Net loss	-	-	-	(156)	(156)
BALANCE AT DECEMBER 31, 2024	6,000	2	(1)	(655)	(654)
Comprehensive loss			(86)		(86)
Net loss				(119)	(119)
BALANCE AT DECEMBER 31, 2025	6,000	2	(87)	(774)	(859)

(*) represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended
	December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(119)	(156)
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	10	6
Interest expenses	5	7
Change in accrued severance	(20)	1
Decrease (increase) in trade receivable	(100)	47
Decrease (increase) in other current assets	2	(4)
Decrease in trade payables	(22)	(16)
Increase in accrued compensation- related parties	67	55
Decrease in other payables	7	(4)
Net cash used in operating activities	(170)	(64)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Decrease in bank deposit	-	(15)
Net cash used in investment activities	-	(15)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term loan from bank, net	(47)	42
Loans from related party, net	121	(10)
Proceeds from loans	42	78
Net cash provided by financing activities	116	110

Net increase (decrease) in cash and cash equivalents	(54)	31
Cash and cash equivalents at the beginning of the year	59	28
Cash and cash equivalents at the end of the year	5	59

The accompanying notes are an integral part of the financial statements.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL

A.	Dr. Frucht Systems ltd. (“the Company” or “DFSL”) is a private company incorporated in Israel in 1995. The Company specializes in the development, production and marketing of advanced homeland security and defense solutions based on proprietary LADAR (Laser Radar)–based detection systems for security, defense, and critical infrastructure applications. Its technology combines laser-based sensing with proprietary AI algorithms to detect and respond to both UAV and ground-based intruders.

DFSL’s technology is deployed across four primary application areas: counter-UAS (drone detection and response), perimeter and border security (“virtual fencing”), wide-area 360-degree surveillance, and rail and metro safety systems. The platform has been deployed in both pilot and operational environments where reliable, low false-alarm detection is critical, including transportation infrastructure and defense-related settings. The Company develops and manufactures laser radar sensors, perimeter protection systems, drone detection technologies, virtual fencing solutions and related security applications for critical infrastructure, military facilities, airports, ports, correctional facilities and other sensitive sites worldwide.

On March 31, 2026, BiomX Inc. (“BiomX”) and Mandragola entered into an option and undertaking agreement pursuant to which BiomX was granted an exclusive and irrevocable option to acquire Mandragola’s equity interests in the Company. On April 13, 2026, BiomX exercised the option and entered into, and simultaneously closed, a stock purchase and assignment agreement with Mandragola pursuant to which BiomX acquired shares representing 60% of the Company’s issued and outstanding voting share capital on a fully diluted basis. The remaining 40% of the Company’s issued and outstanding voting share capital is held by Dr. Frucht Isak Yaakov (“Stockholder”). Mandragola committed to provide, or make available, a credit line to support DFSL’s operations, in an amount and on terms to be mutually agreed upon. In Q1 2026, Mandragola provided the Company $100 thousand as a credit line. As of the date of issuance of these financial statements, the interest terms and repayment schedule had not yet been determined.

The Company has previously received grants from the Israel Innovation Authority (“IIA”) in connection with the development of its anti-drone technology. Accordingly, the transfer of ownership and control of the Company contemplated by the transaction is subject to the written confirmation and approval of the IIA. As of the date of approval of these financial statements, such approval had not been obtained.

B.	Israel –war

In October 2023, a large-scale terrorist attack in southern Israel led to the outbreak of armed conflict between Israel and Hamas, which subsequently expanded to additional regional fronts and contributed to heightened geopolitical and security instability in the region.

During 2024, 2025 and into 2026, hostilities included military activity involving Lebanon and Iran and, at times, resulted in temporary disruptions to the Company’s operations in Israel. Although ceasefire arrangements were reached at various times, including in April 2026, the security situation in Israel and the surrounding region remains fragile and unpredictable.

Because the majority of the Company’s operations, management, directors and personnel are located in Israel, the Company is directly affected by economic, political and military conditions in the region. As of the date of these financial statements, management cannot reasonably estimate the extent to which any further escalation or renewed hostilities may impact the Company’s business, financial condition and results of operations.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (Cont.)

C.	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Company is an established business that generates revenues from its existing products and developments. In recent periods, the Company commenced new development activities, including drone detection technologies, which resulted in increased research and development expenses. As a result, the Company incurred losses and negative cash flows from operating activities. As of December 31, 2025, the Company had an accumulated deficit of $774 thousand. These conditions raising substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

In accordance with ASC 205-40, management evaluated whether its plans alleviated the substantial doubt. Such plans included Mandragola’s commitment to provide a credit line to support the Company’s operations as detailed in Note 1A, and the agreement with the Stockholder and his spouse, entered following the SPA described in Note 5, pursuant to which they waived their rights to payment of accrued compensation. However, management concluded that these plans do not fully alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments that may result from the outcome of such circumstances.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition, valuation of accounts receivable and inventories. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

B.	Functional currency

The functional currency of the Company is New Israel Shekel (“NIS”). Most of the Company’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the company operates. Thus, the functional currency of the Company is the NIS.

The financial statements are presented in US dollars.

The records of the operations were maintained in NIS and translated to the US dollar as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. The net exchange difference that arises from the translation as described above, is recorded as a foreign currency translation reserve and presented in equity. The periodic changes in the foreign currency translation reserve are recorded as other accumulated comprehensive income (loss).

C.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

D.	Trade Receivables

Trade receivables are recognized when the Company has an unconditional right to consideration and recorded at the amount billed or billable to customer. Trade receivables are stated net of an allowance for expected credit losses, if any. In accordance with ASC 326, the Company evaluates its accounts receivable for expected credit losses on a collective or individual basis, as appropriate, based on historical experience, current conditions, and reasonable and supportable forecasts.

For the year ended December 31, 2025, one customer accounted for 100% of the Company’s revenues. For the year ended December 31, 2024, the same customer accounted for approximately 55% of the Company’s revenues.

As of December 31, 2025, all the Company’s trade receivables were due from this customer and were collected in January 2026.

E.	Fair Value

The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, other current liabilities and bank borrowings approximate fair value due to the short-term nature of such instruments or because the related instruments bear interest at rates that approximate current market rates. The Company had no assets or liabilities measured at fair value on a recurring or nonrecurring basis as of December 31, 2025 and 2024.

F.	Severance pay

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets. As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised products or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled.

Identification of Performance Obligations and Allocation of Transaction Price

The Company’s contracts with customers often include multiple promises, such as the sale of hardware systems, perpetual software licenses, installation services, and ongoing technical and warranty support. For these bundled arrangements, the Company assesses at contract inception whether the promised goods or services are distinct performance obligations. A promised good or service is considered distinct if the customer can benefit from it on its own or with other readily available resources, and the promise to transfer it is separately identifiable from other promises in the contract.

If an arrangement contains multiple distinct performance obligations, the total transaction price is allocated to each performance obligation based on the relative stand-alone selling price (“SSP”) of each underlying good or service. The Company determines SSP based on the prices charged for the goods or services when sold separately. If SSP is not directly observable, the Company estimates it using an expected cost-plus-margin approach or, in limited circumstances, a residual technique.

Timing of Revenue Recognition

Revenue from maintenance, technical support and warranty support services is recognized over time as the services are performed. For these contracts the Company applies the practical expedient in ASC 606-10-55-18 because it has a right to invoice an amount that corresponds directly with the value transferred to the customer. These services are generally billed based on fixed periodic amounts or actual services performed, which reasonably reflects the value of the Company’s performance completed to date.

Revenue from sale of systems, perpetual software licenses and related products is recognized at a point in time when or as control transfers to the customer, depending on the nature of the applicable performance obligations and the terms of the underlying arrangements. If an arrangement includes significant installation services that are determined to be distinct, revenue for the installation is recognized as the services are performed.

Additionally, in December 2025, the Company entered into an agreement transferring software assets and patents, and granting exclusive global commercialization rights for its metro rail technology - Metro Software to its main customer as detailed in Note 2B. The agreement also includes ongoing support and personnel services through July 2026. The Company identified multiple performance obligations and allocated the transaction price based on relative stand-alone selling prices. Revenue for the asset transfers and exclusive rights was recognized at a point in time in December 2025 upon transfer of control. Revenue for the ongoing services is being recognized over time as rendered.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.	Income taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates expected to apply when such differences reverse. A valuation allowance is recorded when necessary to reduce deferred tax assets to amounts more likely than not to be realized.

The Company recognizes uncertain tax positions in accordance with ASC 740-10. Interest and penalties, if any, are recognized as a component of income tax expense

I.	New Accounting Pronouncements

Income Taxes: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The ASU introduces a practical expedient for all entities when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, when developing reasonable and supportable forecast as part of estimating expected credit losses, an entity may assume that current conditions as of the balance sheet date do not change for the remining life of the asset. The ASU is effective for annual reporting period beginning after December 15, 2025 and interim reporting within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods. The Company is evaluating the impact of ASU 2025-05 on its financial statements if it elects to apply the practical expedient.

J.	Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expense and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). Amounts remaining in relevant expense captions that are not separately disclosed will be described qualitatively. Certain amounts that are already required to be disclosed under currently effective U.S GAAP will be included in the same disclosure as the other disaggregation requirements. The amendments also require disclosing the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 4 – LOANS FROM BANK, FUND AND OTHER

	Interest	December 31,
	rate %	2025	2024
loan from bank	11%	44	30
loan from fund	4%	66	23
loan from other	Prime+3%	77	74
Current maturities		(33)	(37)
Loans from bank, fund and other net, of current maturities		154	90

The Company’s outstanding loans are personally guaranteed by the Stockholder. As of December 31, 2025 and 2024, the Stockholder had provided guarantees for all of the Company’s loans.

Maturities of the loans as of December 31, 2025, were as follows:

Year ended December 31,
2026	33
2027	34
2028	37
2029 - 2031	83
Total	187

	December 31,
	2025	2024
Short term loans from Bank	-	42
Long-term loan from Banks - current maturities	33	37
Current maturities of loans	33	79

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 5 – RELATED PARTY TRANSACTIONS

Stockholder loans

Over the years, the Company has received loans from a stockholder. The loans are denominated in New Israeli Shekels (“NIS”), indexed to the Israeli Consumer Price Index (“CPI”), and are non-interest-bearing. No written agreement exists with respect to these loans. The loans have no stated maturity date and are repayable on demand or pursuant to future agreement between the parties.

Accrued compensation

As of December 31, 2025 and 2024, accrued compensation included related-parties amounts payable to the Stockholder and the spouse of the Stockholder for services rendered in prior years. As of December 31, 2025, such amounts consisted of $324 thousand payable to the spouse of a Stockholder and $76 thousand payable to the Stockholder. As of December 31, 2024, such amounts consisted of $241 thousand payable to the spouse of the Stockholder and $56 thousand payable to the Stockholder. These amounts are included in accrued compensation in the accompanying balance sheets.

In April 2026, following the execution of the share purchase agreement described in Note 1A, the Stockholder and the Stockholder’s spouse waived their rights to payment of the accrued compensation described above. These waivers were recorded as contributions to stockholders’ deficit and recognized directly in equity within a reserve for transactions with related parties.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Israel Innovation Authority (“IIA”) Grants:

During 2024 and 2025, the Company received grants from the Israeli Innovation Authority (the “IIA”) in connection with the development of a green robotic system for the detection and neutralization of drones in urban areas. The aggregate approved grant amount was up to NIS 1.6 million (approximately $0.5 million), of which up to 50% of qualifying expenditures are financed by the IIA. As of December 31, 2025, the Company had received grants totaling $186 thousand.

In consideration for the grants received, the Company is obligated to pay royalties to the IIA at a rate of 3% of future revenues derived from the related project, up to the aggregate amount of grants received. As of December 31, 2025, no revenues had been generated from the related project and, therefore, no liability in respect of royalties had been recorded

NOTE 7 – STOCKHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

The Ordinary shares confer upon their holders the right to participate and vote in the stockholders’ meetings of the Company and the right to participate in any distribution of dividends.

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 8 – REVENUES

	Year ended December 31
	2025	2024
Maintenance, repairs and technical support	104	5
Software upgrade, installation and immigration	40	84
Sale of exclusive distribution right for Metro Software	140	-
Other	8	1
	292	90

NOTE 9 – RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2025	2024
Salaries and related expenses	264	198
Rent and office expenses	22	19
Other expenses	23	40
Grants from the Israel Innovation Authority (“IIA”)	(47)	(139)
	262	118

NOTE 10 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2025	2024
Salaries and related expenses	74	71
Professional services	11	15
Depreciation	10	4
Other expenses	31	18
	126	108

DR. FRUCHT SYSTEMS LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands)

NOTE 11 – INCOME TAX

Income of the Company is taxable at corporate tax rate of 23%.

The Company have not received final tax assessments since its inception although the tax reports of the Company for the years ended by December 31, 2018 are deemed to be final.

As of December 31, 2025, the Company have carried forward losses for tax purposes of approximately $380 thousand, which can be offset against future taxable income, if any.

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2025	2024
Deferred tax assets
Net operating losses carryforwards	87	48
Employees accruals	3	6

Gross deferred tax assets	90	54
Valuation allowance	(90)	(54)
Total deferred tax assets, net	-	-